Exhibit 8.1

[LATHAM & WATKINS LLP LETTERHEAD]

November 6, 2009

Live Nation, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

Re: Agreement and Plan of Merger and Reorganization by and among Live Nation, Inc., Ticketmaster Entertainment, Inc. and Merger Sub, dated as of February 10, 2009

Ladies and Gentlemen:

We have acted as special counsel to Live Nation, Inc., a Delaware corporation (“Live Nation”), in connection with the proposed merger (the “Merger”) of Ticketmaster Entertainment, Inc., a Delaware corporation (“Ticketmaster”), with and into Merger Sub, a Delaware limited liability company wholly owned by Live Nation (“Merger Sub”), pursuant to the Agreement and Plan of Merger dated as of February 10, 2009, by and among Live Nation, Ticketmaster and Merger Sub (the “Merger Agreement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In connection with the mailing of the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) of Live Nation, including the Joint Proxy Statement forming a part thereof, relating to the transactions contemplated by the Merger Agreement, you have requested our opinion regarding the material United States federal income tax consequences of the Merger. In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) Live Nation’s Registration Statement, including the Joint Proxy Statement forming a part thereof, (iii) the respective officer’s certificates of Live Nation and Merger Sub and of Ticketmaster, each dated as of the date hereof and delivered to us for purposes of this opinion, and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

Live Nation, Inc.

November 6, 2009

In addition, we have assumed, with your consent, that:

1. Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2. The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Joint Proxy Statement, without the waiver or modification of any of the terms or conditions contained therein;

3. All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

4. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification; and

5. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Joint Proxy Statement.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the material U.S. federal income tax consequences to U.S. Holders (as defined in the Joint Proxy Statement) are as follows: (i) a holder of Ticketmaster Common Stock will not recognize gain or loss upon receipt of Live Nation Common Stock solely in exchange for Ticketmaster Common Stock, except with respect to cash received in lieu of fractional shares of Live Nation Common Stock, (ii) the aggregate tax basis in the shares of Live Nation Common Stock received in the Merger (including any fractional shares deemed received and exchanged for cash) will be equal to the aggregate tax basis of the Ticketmaster Common Stock surrendered, (iii) the holding period of the shares of Live Nation Common Stock received in the Merger will include the holding period of the shares of Ticketmaster Common Stock surrendered in exchange therefor, and (iv) in the case of cash in lieu of fractional shares (x) a holder of Ticketmaster Common Stock who receives cash in lieu of a fractional share of Live Nation Common Stock generally will be treated as

Live Nation, Inc.

November 6, 2009

having received such fractional share in the Merger and then as having received cash in exchange for such fractional share, (y) gain or loss will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the tax basis allocated to such fractional share of Live Nation Common Stock and (z) such gain or loss generally will be long-term capital gain or loss if, as of the effective date of the Merger, the holding period in the Ticketmaster Common Stock exchanged is more than one year.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1. This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

2. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

3. Our opinion expressed in clauses (i) through (iv) of the preceding paragraph is limited to U.S. Holders (as defined in the Joint Proxy Statement) who hold their Ticketmaster Common Stock as a capital asset within the meaning of Section 1221 of the Code. Our opinion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Ticketmaster Common Stock in light of that stockholder’s individual circumstances or to a holder of Ticketmaster Common Stock that is subject to special treatment under the United States federal income tax laws.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ LATHAM & WATKINS LLP